Exhibit 32

Certifications Pursuant to 18 U.S.C. Section 1350

The undersigned, who are the chief executive officer and the chief financial officer of Peoples Bancorporation, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 12, 2010

/s/L. Andrew Westbrook, III
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L. Andrew Westbrook, III
Chief Executive Officer

/s/Robert E. Dye, Jr.
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Robert E. Dye, Jr.
Chief Financial Officer